    As filed with the Securities and Exchange Commission on November 5, 1999
                                                      Registration No. 333-70295

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                               AMENDMENT NO. 4 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              CAMDEN PROPERTY TRUST
             (Exact name of registrant as specified in its charter)

             TEXAS                                           76-6088377
 (State or other jurisdiction                             (I.R.S. Employer
      of incorporation or                                Identification No.)
         organization)

                        THREE GREENWAY PLAZA, SUITE 1300
                              HOUSTON, TEXAS 77046
                                 (713) 354-2500
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                RICHARD J. CAMPO
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              CAMDEN PROPERTY TRUST
                        THREE GREENWAY PLAZA, SUITE 1300
                              HOUSTON, TEXAS 77046
                                 (713) 354-2500
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------
                                   Copies to:

                                BRYAN L. GOOLSBY
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201
                                 (214) 740-8000
                               FAX: (214) 740-8800

                                ----------------

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
   If the only securities being registered on this form are being offered pursuant to divided or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:

Registration Fee....................................................... $ 4,920
Accounting Fees and Expenses...........................................  15,000
Legal Fees and Expenses................................................  25,000
Miscellaneous..........................................................   2,080
                                                                        -------
Total.................................................................. $47,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended (the "Act"), empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         The Act further provides that, except to the extent otherwise permitted by the Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of Section 9.20 of the Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

         Subsection (c) of Section 15.10 of the Act provides that a trust manager will not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data, concerning the real estate investment trust, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust managers of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

         Article Sixteen of Camden Property Trust's (the "Company's") Amended and Restated Declaration of Trust provides that the Company shall indemnify officers and trust managers, as set forth below:

         (a) The Company shall indemnify, to the extent permitted by Texas law in accordance with the Company's Bylaws, every person who is or was a trust manager or officer of the Company or its corporate predecessor and any person who is or was serving at the request of the Company or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

         (b) If the indemnification provided in paragraph (a) is either (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, the Company shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was a trust manager or officer of the Company or its corporate predecessor and any person who is or was serving at the request of the Company or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

         The Company's Bylaws provide that the Company may indemnify any trust manager or officer of the Company who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because the person is or was a trust manager, officer, employee or agent of the Company, or is or was serving at the request of the Company in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person: (i) conducted himself in good faith, (ii) reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of the Company, and that, in all other cases, his conduct was at least not opposed to the best interests of the Company, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that, if the person is found liable to the Company, or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (A) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (B) will not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

ITEM 16. EXHIBITS

      4.1 Amended and Restated Declaration of Trust, as amended (filed as Exhibit 3.1 to Camden Property Trust's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-12110) and incorporated herein by reference)

      4.2 Second Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to Camden Property Trust's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-12110) and incorporated herein by reference)

      4.3                 Specimen certificate for Common Shares (filed as
                          Exhibit 4.1 to Camden Property Trust's Registration Statement on Form S-11 filed September 15, 1993 (No. 33-68736) and incorporated herein by reference)

      4.4 Form of Statement of Designation, Preferences and Rights of Series A Cumulative Convertible Preferred Shares of Beneficial Interest (filed as Exhibit 4.1 to Camden Property Trust's Registration Statement on Form S-4 filed February 6, 1998 (No. 333-45817) and incorporated herein by reference)

     *5.1 Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being registered

     *8.1 Opinion of Locke Liddell & Sapp LLP as to certain tax matters

   **23.1                 Consent of Deloitte & Touche LLP

     23.2                 Consent of Locke Liddell & Sapp LLP (included in
                          Exhibit 5.1 hereto)

     23.3                 Consent of Locke Liddell & Sapp LLP (included in
                          Exhibit 8.1 hereto)

    *24.1                 Power of Attorney (included on signature page)

    *99.1 Form of Registration Rights Agreement, dated as of April 6, 1998, by and among Oasis Residential, Inc., ISCO and IFT Properties, Ltd.

    *99.2 Form of Registration Rights Agreement, dated as of April 2, 1998, by and between Oasis Residential, Inc. and Merrill Lynch International Private Finance Limited

     99.3 Contribution Agreement, dated as of October 23, 1998, by and among Oasis Residential, Inc., Costa Mesa Partners, LLC, ISCO, IFT Properties, Ltd, Edward Israel and Robert Cohen (filed as Exhibit 10.58 to Oasis Residential, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-12428) and incorporated herein by reference)

     99.4 Amended and Restated Limited Liability Company Agreement of Oasis Martinique, LLC, dated as of October 23, 1998, by and among Oasis Residential, Inc. and the persons named therein (filed as Exhibit 10.59 to Oasis Residential, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-12428) and incorporated herein by reference)

     99.5 Exchange Agreement, dated as of October 23, 1998, by and among Oasis Residential, Inc., Oasis Martinique, LLC and the holders listed thereon (filed as Exhibit
                          10.60 to Oasis Residential, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-12428) and incorporated herein by reference)

------------
    *             Previously filed.
    **            Filed herewith.

ITEM 17.          UNDERTAKINGS.

   (a)            The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)       To include any prospectus required by
                                     Section 10(a)(3) of the Securities Act of
                                     1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trust managers, directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than in payment by the registrant of expenses incurred or paid by a trust manager, director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the registrant by such trust manager, director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of November, 1999.


                                  CAMDEN PROPERTY TRUST




                                  By:    /s/ G. Steven Dawson
                                        ----------------------------------------
                                        G. Steven Dawson
                                        Senior Vice President--Finance,
                                        Chief Financial Officer, Treasurer and
                                        Secretary



         Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                   Date
---------                     -----                                   ----

         *                    Chairman of the Board of Trust          November 5, 1999
------------------------      Managers and Chief Executive
Richard J. Campo              Officer (Principal Executive
                              Officer)


         *
------------------------      President, Chief Operating Officer      November 5, 1999
D. Keith Oden                 and Trust Manager


/s/ G. Steven Dawson          Senior Vice President--Finance,         November 5, 1999
------------------------      Chief Financial Officer, Treasurer
G. Steven Dawson              and Secretary (Principal Financial
                              and Accounting Officer)


         *                    Trust Manager                           November 5, 1999
------------------------
William R. Cooper


         *
------------------------      Trust Manager                           November 5, 1999
George R. Hrdlicka


         *                    Trust Manager                           November 5, 1999
------------------------
Lewis A. Levey


         *                    Trust Manager                           November 5, 1999
------------------------
F. Gardner Parker


         *                    Trust Manager                           November 5, 1999
------------------------
Steven A. Webster


         *                    Trust Manager                           November 5, 1999
------------------------
Scott S. Ingraham




* By:   /s/ G. Steven Dawson
        -----------------------------
        G. Steven Dawson
        Attorney-in-Fact

                                  EXHIBIT INDEX

   Exhibit
    Number                                                Description
    ------                                                -----------

     4.1          Amended and Restated Declaration of Trust, as amended (filed as Exhibit 3.1 to Camden Property
                  Trust's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-12110) and incorporated herein by reference)

     4.2          Second Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to Camden Property
                  Trust's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-12110) and incorporated herein by reference)

     4.3          Specimen certificate for Common Shares (filed as Exhibit 4.1 to Camden Property Trust's
                  Registration Statement on Form S-11 filed September 15, 1993 (No. 33-68736) and incorporated herein by reference)

     4.4          Form of Statement of Designation, Preferences and Rights of Series A Cumulative Convertible
                  Preferred Shares of Beneficial Interest (filed as Exhibit 4.1 to Camden Property Trust's
                  Registration Statement on Form S-4 filed February 6, 1998 (No. 333-45817) and incorporated herein by reference)

    *5.1          Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being registered

    *8.1          Opinion of Locke Liddell & Sapp LLP as to certain tax matters

  **23.1          Consent of Deloitte & Touche LLP

    23.2          Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1 hereto)

    23.3          Consent of Locke Liddell & Sapp LLP (included in Exhibit 8.1 hereto)

   *24.1          Power of Attorney (included on signature page)

   *99.1          Form of Registration Rights Agreement, dated as of April 6, 1998, by and among Oasis Residential,
                  Inc., ISCO and IFT Properties, Ltd.

   *99.2          Form of Registration Rights Agreement, dated as of April 2, 1998, by and between Oasis Residential,
                  Inc. and Merrill Lynch International Private Finance Limited

    99.3          Contribution Agreement, dated as of October 23, 1998, by and among Oasis Residential, Inc., Costa
                  Mesa Partners, LLC, ISCO, IFT Properties, Ltd, Edward Israel and Robert Cohen (filed as Exhibit
                  10.58 to Oasis Residential, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997
                  (File No. 1-12428) and incorporated herein by reference)

    99.4          Amended and Restated Limited Liability Company Agreement of Oasis Martinique, LLC, dated as of
                  October 23, 1998, by and among Oasis Residential, Inc. and the persons named therein (filed as
                  Exhibit 10.59 to Oasis Residential, Inc.'s Annual Report on Form 10-K for the year ended
                  December 31, 1997 (File No. 1-12428) and incorporated herein by reference)

    99.5          Exchange Agreement, dated as of October 23, 1998, by and among Oasis Residential, Inc., Oasis
                  Martinique, LLC and the holders listed thereon (filed as Exhibit 10.60 to Oasis Residential,
                  Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-12428) and incorporated herein by reference)

------------

*        Previously filed.
**       Filed herewith.